CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report incorporated by reference in this Form 8-K/A, as it relates to Gila River Cellular General Partnership, into Dobson Communications Corporation's previously filed Registration Statement File No. 333-23769. It should be noted that we have not audited any financial statements of Gila River Cellular General Partnership subsequent to December 31, 1996 or performed any audit pro-cedures subsequent to the date of our report.


ARTHUR ANDERSEN LLP

Seattle, Washington,
October 31, 1997